Exhibit 99.1
PHH Corporation Announces First Quarter 2009 Results
PHH to host conference call today at 10:00 a.m. EDT
►	PHH CONSOLIDATED NET INCOME OF $2 MILLION; EARNINGS PER SHARE OF $0.04

►	STRONG NON-GAAP OPERATING PROFIT OF $119 MILLION BEFORE CREDIT-RELATED CHARGES OF $36 MILLION AND CERTAIN FAIR VALUE ADJUSTMENTS OF $81 MILLION

►	ROBUST MARGINS AND VOLUMES DRIVE 1ST QUARTER MORTGAGE PRODUCTION SEGMENT PROFIT OF $113 MILLION AS POSITIVE MOMENTUM CONTINUES INTO 2ND QUARTER

►	MSRs PREPAYMENTS YEAR-TO-DATE CONTINUE TO BE FAVORABLE TO MODELED ASSUMPTIONS FOR THE MORTGAGE SERVICING SEGMENT

►	FLEET MANAGEMENT SERVICES SEGMENT 1ST QUARTER PROFIT OF $7 MILLION

►	TALF ELIGIBILITY OF FLEET ASSETS EXPECTED TO IMPROVE FUNDING PROFILE FOR FLEET MANAGEMENT SERVICES SEGMENT
Mt. Laurel, NJ, May 1, 2009 (Business Wire) — PHH Corporation (NYSE: PHH) today announced results for the three months ended March 31, 2009.
Consolidated Results
     First Quarter — 2009
•	Net revenues for the first quarter of 2009 were $587 million, which included negative mortgage servicing rights (“MSRs”) fair value adjustments of $71 million, compared to Net revenues of $642 million for the first quarter of 2008, which included negative MSRs fair value adjustments of $50 million, net of derivative gain related to MSRs. During the first quarter of 2008, Net revenues also included a $30 million benefit of adopting fair value accounting pronouncements and the receipt of a reverse termination fee from Blackstone Capital Partners V L.P. (“Blackstone”) of $50 million.

•	Income before taxes was $5 million for the first quarter of 2009, compared to $44 million for the first quarter of 2008. Income before taxes for the first quarter of 2008 included a $30 million benefit of adopting fair value accounting pronouncements and the receipt of a reverse termination fee from Blackstone, net of terminated merger related expenses, of $42 million.

•	Net income attributable to PHH Corporation for the first quarter of 2009 was $2 million compared to $30 million for the first quarter of 2008.

•	Basic and diluted earnings per share attributable to PHH Corporation was $0.04 and $0.55 for the first quarter of 2009 and 2008, respectively.

Segment Results — First Quarter 2009

						First Quarter
	First Quarter 2009					2008
		Mortgage	Fleet
	Mortgage	Servicing	Management		Total PHH	Total PHH
	Production Segment	Segment	Services Segment	Other	Corporation	Corporation
	(In millions, unaudited)
Net fee income	$61	$—	$37	$—	$98	$97
Fleet lease income	—	—	364	—	364	384
Gain on mortgage loans(1)	198	—	—	—	198	114
Mortgage net finance (expense) income	(2)	(9)	—	—	(11)	11
Loan servicing income before reinsurance-related charges	—	114	—	—	114	119
Realization of expected cash flows from MSRs(2)	—	(92)	—	—	(92)	(60)
Other income (expense)(3)	1	(2)	13	(1)	11	76

Net revenues before certain fair value adjustments and reinsurance-related charges	258	11	414	(1)	682	741
Decline in valuation of certain MLHS(4)	(10)	—	—	—	(10)	(42)
Reinsurance-related charges	—	(14)	—	—	(14)	(7)
Fair value adjustments related to MSRs(5)	—	(71)	—	—	(71)	(50)

Net revenues	248	(74)	414	(1)	587	642

Depreciation on operating leases	—	—	325	—	325	322
Fleet interest expense	—	—	32	(2)	30	44
Other expenses	132	23	50	1	206	221

Total expenses before foreclosure-related charges	132	23	407	(1)	561	587
Foreclosure-related charges	—	21	—	—	21	11

Total expenses	132	44	407	(1)	582	598

Pre-tax income (loss) before noncontrolling interest	116	(118)	7	—	5	44
Less: income attributable to noncontrolling interest	3	—	—	—	3	4

Segment profit (loss)	$113	$(118)	$7	$—	$2	$40

(1)	Gain on mortgage loans other than decline in certain non-conforming loans and adjustable rate mortgages. In 2008, this amount includes the benefit of adopting fair value accounting pronouncements of $30 million.

(2)	Represents the reduction in the fair value of mortgage servicing rights due to prepayments and portfolio decay. Portfolio decay represents the reduction in the value of MSRs from the receipt of monthly payments, the recognition of servicing expense and the impact of delinquencies and foreclosures.

(3)	Other income in 2008 includes the receipt of a reverse termination fee from Blackstone of $50 million related to a terminated merger agreement with General Electric Capital Corporation.

(4)	Represents the decline in the valuation of certain non-conforming loans and adjustable rate mortgages.

(5)	Represents the Change in fair value of mortgage servicing rights due to changes in market inputs and assumptions used in the valuation model. The fair value of our MSRs is estimated based upon projections of expected future cashflows from our MSRs considering prepayment estimates, our historical prepayment rates, portfolio characteristics, interest rates based on interest rate yield curves, implied volatility and other economic factors. In 2008, this amount is net of Net derivative gain related to MSRs of $26 million.

						First Quarter
	First Quarter 2009					2008
	Mortgage	Mortgage	Fleet
	Production	Servicing	Management		Total PHH	Total PHH
	Segment	Segment	Services Segment	Other	Corporation	Corporation
	(In millions, unaudited)
Segment profit (loss) — as reported	$113	$(118)	$7	$—	$2	$40
Reinsurance-related charges	—	14	—	—	14	7
Foreclosure-related charges	1	21	—	—	22	11

Segment profit (loss) before credit-related charges	114	(83)	7	—	38	58
Decline in valuation of certain MLHS(1)	10	—	—	—	10	42
Fair value adjustments related to MSRs(2)	—	71	—	—	71	50
Benefit of adopting fair value accounting pronouncements	—	—	—	—	—	(30)
Reverse termination fee, net of merger-related expenses	—	—	—	—	—	(42)

Non-GAAP operating profit (loss) (3)	$124	$(12)	$7	$—	$119	$78

(1)	Represents the decline in the valuation of certain non-conforming loans and adjustable rate mortgages.

(2)	Represents the Change in fair value of mortgage servicing rights due to changes in market inputs and assumptions used in the valuation model. In 2008, this amount is net of Net derivative gain related to MSRs of $26 million.

(3)	Non-GAAP operating profit is a measure that does not conform with accounting principles generally accepted in the United States (“GAAP”). See “Non-GAAP Financial Measures Reconciliation” included in this press release for Regulation G disclosures.
     Mortgage Production Segment
•	Segment profit of $113 million for the Mortgage Production Segment driven primarily by higher margins on mortgage loans. Segment profit includes a $10 million write-down of scratch and dent, second-lien and construction loans.

•	Total originations were $8.9 billion during the first quarter of 2009 compared to $10.0 billion in the first quarter of 2008. First quarter 2009 total originations were comprised of $7.3 billion of loans closed to be sold, substantially all of which were conforming, and $1.6 billion in fee-based closings.

•	Interest rate lock commitments expected to close were $7.6 billion for each of the first quarters of 2009 and 2008. As of March 31, 2009, the pipeline of $6.7 billion in interest rate lock commitments represents an increase of 48% from March 31, 2008 and a 60% increase compared to December 31, 2008.

•	Purchase closings represented 29% of total originations during the first quarter of 2009.

•	Positive first quarter 2009 trends of increased refinance volumes and historically high margins continued into the second quarter of 2009.
     Mortgage Servicing Segment
•	Segment loss for the first quarter of 2009 of $118 million includes a $71 million non-cash write-down of the MSR asset primarily due to the decline in mortgage rates during the first quarter of 2009 and a $92 million reduction in the value of MSRs due to prepayments and portfolio decay. Segment loss also included foreclosure-related charges of $21 million and reinsurance-related charges of $14 million.

•	During the first quarter of 2009, we remained, and continue to remain, unhedged on our MSRs.

•	Capitalization rate of MSRs declined to 97 bps as of March 31, 2009, due in part to the non-cash write-down of our MSRs. Our actual prepayment experience during the first quarter of 2009 was approximately 60% of modeled prepayments.

•	Credit-related reserves, including reserves for estimated reinsurance losses, increased by $20 million during the first quarter of 2009 as compared to December 31, 2008.
     Fleet Management Services Segment
•	Segment profit of $7 million for first quarter of 2009 includes the impact of an increase in debt fees of $11 million.

•	We expect billings for our future leases to be more reflective of our expected cost of funds.

•	Cost reduction initiatives were implemented during the fourth quarter of 2008 in anticipation of expected volume declines.

•	Signed 13 new clients since December 31, 2008, representing over 5,000 potential new units and services under management.
Liquidity
•	As of March 31, 2009, we had $335 million of unused available capacity under our unsecured committed credit facilities, which increased from $260 million as of December 31, 2008.

•	During the first quarter of 2009, we elected to allow the Chesapeake Series 2006-2 notes, with a capacity of $1.0 billion, and the Chesapeake Series 2006-1 notes, with a capacity of $2.3 billion to amortize in accordance with their terms; however we intend to continue our negotiations with the Chesapeake lenders to renew all or a portion of the notes on terms acceptable to us.

•	We are pursuing alternative sources of funding, including anticipated issuances of securities eligible under the Term-Asset Backed Securities Loan Facility (“TALF”) during 2009.

•	As of March 31, 2009, we had Mortgage warehouse capacity (including uncommitted facilities) of $4.5 billion, $2.9 billion of which was available. We believe such capacity is sufficient to fund our expected Mortgage Production segment volumes for the next twelve months.
Management Comments and Outlook
Terry Edwards, president and chief executive officer, stated, “Overall, we are very pleased with our results for the first quarter of 2009. Our non-GAAP operating profit was $119 million, which was driven by the exceptional results of our Mortgage Production segment.
“Our Mortgage Production segment, during the first quarter of 2009, had its strongest quarter since the spin-off, as we experienced increased refinance volumes as a result of historically low mortgage rates. Volumes and margins continued to be robust in the first quarter and we expect this positive momentum to continue at least through the summer months.
“The decrease in mortgage rates during the first quarter adversely impacted our modeled MSR value, and further rate changes may create additional volatility in our earnings during the remainder of 2009 for our Mortgage Servicing segment while our MSRs remain unhedged. In the event that government initiatives positively impact credit markets and the residential real estate market, we would expect that the frequency and severity of credit losses, including reinsurance, would decline during the remainder of 2009. We also expect that our Mortgage

Servicing segment could be positively impacted by loan modification incentives available to mortgage loan servicers through the Homeowner Affordability and Stability Plan during the remainder of 2009.
“As anticipated, our Fleet Management Services segment’s results for the first quarter included an $11 million negative impact of higher debt fees and we expect that these higher fees, in combination with volume declines due to the economic climate, will have a negative pre-tax impact of $30 to $40 million for the full year of 2009. We are continuing to evaluate potential funding arrangements for our Fleet Management Services segment, including the issuance of TALF eligible securities through our Chesapeake funding program. We believe that we will be successful in our efforts to issue TALF eligible securities during 2009.
“Overall, strong mortgage production earnings during the quarter, which is continuing in the second quarter, coupled with the eligibility of commercial fleet assets under TALF make us excited about the prospects for PHH during the balance of 2009.”
Conference Call
The Company will conduct a conference call today for investors at 10:00 a.m., Eastern Daylight Savings Time. Investors will be able to access the first quarter 2009 downloadable slide presentation that will accompany management’s remarks by visiting the Investor Relations page of the Company’s website at www.phh.com prior to the conference call. Investors may also request copies via fax by calling the investor hotline at 1-856-917-7405.
Interested investors can access the conference call by dialing 1-877-723-9521 or 1-719-325-4803, using passcode 3564266, ten minutes prior to the start time. The conference call will also be broadcast on the Company’s website at www.phh.com. A replay will be available beginning on Monday, May 4, 2009 and ending on May 19, 2009 by dialing 1-888-203-1112 or 1-719-457-0820, using passcode 3564266, or by logging on to the Company’s website.
About PHH Corporation
Headquartered in Mount Laurel, New Jersey, PHH Corporation is a leading outsource provider of mortgage and vehicle fleet management services. Its subsidiary, PHH Mortgage, is one of the top ten retail originators of residential mortgages in the United States1, and its subsidiary, PHH Arval, is a leading fleet management services provider in the United States and Canada. For additional information about the company and its subsidiaries please visit our website at www.phh.com.
1 Inside Mortgage Finance, Copyright 2008
Forward-Looking Statements
Statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You should understand that these statements are not guarantees of performance or results and are preliminary in nature. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may result”, “will result”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts.
You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our periodic reports filed with the Securities and Exchange Commission under the Exchange Act in connection with any forward-looking statements that may be made by us and our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, applicable stock exchange listing standards and unless otherwise required by law, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements or to report the occurrence or non-occurrence of anticipated or unanticipated events.

Important Information/Solicitation Participants Legend
PHH Corporation has filed a proxy statement in connection with its 2009 Annual Meeting of Stockholders and advises its stockholders to read that proxy statement because it contains important information. Stockholders are able to obtain a free copy of that proxy statement and other documents that PHH files with the Securities and Exchange Commission at the Commission’s website at www.sec.gov. That proxy statement and these other documents will also be available free of charge by directing a request to PHH Corporation, Attn: Investor Relations, 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054 or visiting PHH’s website at www.phh.com under the “Investor Relations” tab.
PHH, its directors and named executive officers may be deemed to be participants in the solicitation of proxies from PHH stockholders in connection with the 2009 Annual Meeting of Stockholders. Stockholders may obtain information regarding the names, affiliations and interests of such individuals in PHH’s proxy statement for the 2009 Annual Meeting of Stockholders. To the extent that holdings of PHH securities on the part of its directors and named executive officers have changed since the date of that proxy statement those changes have been or will be reflected on Statements of Changes in Ownership on Form 4 filed with the Securities and Exchange Commission.
Contact Information:
Investors:
Nancy R. Kyle
856-917-4268
Media:
Karen K. McCallson
856-917-8679

PHH CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except per share data)

	Three Months
	Ended March 31,
	2009	2008
Revenues
Mortgage fees	$61	$55
Fleet management fees	37	42

Net fee income	98	97

Fleet lease income	364	384

Gain on mortgage loans, net	188	72

Mortgage interest income	25	53
Mortgage interest expense	(36)	(42)

Mortgage net finance (expense) income	(11)	11

Loan servicing income	100	112

Change in fair value of mortgage servicing rights	(163)	(136)
Net derivative gain related to mortgage servicing rights	—	26

Valuation adjustments related to mortgage servicing rights	(163)	(110)

Net loan servicing (loss) income	(63)	2

Other income(1)	11	76

Net revenues	587	642

Expenses
Salaries and related expenses	115	116
Occupancy and other office expenses	15	19
Depreciation on operating leases	325	322
Fleet interest expense	30	44
Other depreciation and amortization	6	7
Other operating expenses	91	90

Total expenses	582	598

Income before income taxes	5	44
Provision for income taxes	—	10

Net income	5	34
Less: net income attributable to noncontrolling interest	3	4

Net income attributable to PHH Corporation	$2	$30

Basic and diluted earnings per share attributable to PHH Corporation	$0.04	$0.55

(1)	Other income in 2008 includes the receipt of a reverse termination fee from Blackstone of $50 million related to a terminated merger agreement with General Electric Capital Corporation.

PHH CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In millions)

	March 31,	December 31,
	2009	2008
ASSETS
Cash and cash equivalents	$122	$109
Restricted cash	637	614
Mortgage loans held for sale (at fair value)	1,961	1,006
Accounts receivable, net	434	468
Net investment in fleet leases	4,052	4,204
Mortgage servicing rights	1,223	1,282
Investment securities	32	37
Property, plant and equipment, net	58	63
Goodwill	25	25
Other assets(1)	509	465

Total assets	$9,053	$8,273

LIABILITIES AND EQUITY
Accounts payable and accrued expenses	$442	$451
Debt	6,520	5,764
Deferred income taxes	569	579
Other liabilities	250	212

Total liabilities	7,781	7,006

Commitments and contingencies	—	—
Total PHH Corporation stockholders’ equity(2)	1,268	1,266
Noncontrolling interest	4	1

Total equity	1,272	1,267

Total liabilities and equity	$9,053	$8,273

(1)	Other assets include intangible assets of $40 million as of both March 31, 2009 and December 31, 2008.

(2)	Outstanding shares of common stock were 54.384 million and 54.256 million as of March 31, 2009 and December 31, 2008, respectively.

PHH CORPORATION AND SUBSIDIARIES
CONSOLIDATING SEGMENT RESULTS
(Unaudited)

	Net Revenues			Segment Profit (Loss)(1)
				Three Months
	Three Months Ended March 31,			Ended March 31,
	2009(2)	2008(2)	Change	2009(2)	2008(2)	Change
	(In millions)
Mortgage Production segment	$248	$126	$122	$113	$(10)	$123
Mortgage Servicing segment	(74)	19	(93)	(118)	(16)	(102)

Total Mortgage Services	174	145	29	(5)	(26)	21
Fleet Management Services segment	414	448	(34)	7	24	(17)

Total reportable segments	588	593	(5)	2	(2)	4
Other (3)	(1)	49	(50)	—	42	(42)

Total Company	$587	$642	$(55)	$2	$40	$(38)

(1) The following is a reconciliation of Income before income taxes to segment profit:

	Three Months
	Ended March 31,
	2009	2008
	(In millions)
Income before income taxes	$5	$44
Less: net income attributable to noncontrolling interest	3	4

Segment profit	$2	$40

(2)	Net revenues and segment profit (loss) for the first quarters of 2009 and 2008 were negatively impacted by unfavorable Valuation adjustments related to mortgage servicing rights of $163 million and $110 million, respectively. During 2008, we made the decision to close out substantially all of our derivatives related to MSRs, which resulted in volatility in the results of operations for our Mortgage Servicing segment during the first quarter of 2009.

(3)	Net revenues reported under the heading Other for the first quarter of 2009 represent intersegment eliminations. Net revenues reported under the heading Other for the first quarter of 2008 represent amounts not allocated to our reportable segments, primarily related to the terminated merger agreement, and intersegment eliminations. Segment profit of $42 million reported under the heading Other for the first quarter of 2008 represents income related to the terminated merger agreement.

PHH CORPORATION AND SUBSIDIARIES
MORTGAGE PRODUCTION SEGMENT RESULTS
FIRST QUARTER 2009 VS. FIRST QUARTER 2008
(Unaudited)

	Three Months
	Ended March 31,
	2009	2008	Change	% Change
	(Dollars in millions, except
	average loan amount)
Loans closed to be sold	$7,307	$7,100	$207	3%
Fee-based closings	1,589	2,850	(1,261)	(44)%

Total closings	$8,896	$9,950	$(1,054)	(11)%

Purchase closings	$2,586	$4,749	$(2,163)	(46)%
Refinance closings	6,310	5,201	1,109	21%

Total closings	$8,896	$9,950	$(1,054)	(11)%

Fixed rate	$7,615	$6,193	$1,422	23%
Adjustable rate	1,281	3,757	(2,476)	(66)%

Total closings	$8,896	$9,950	$(1,054)	(11)%

Number of loans closed (units)	39,348	42,123	(2,775)	(7)%

Average loan amount	$226,082	$236,225	$(10,143)	(4)%

Loans sold	$5,925	$6,420	$(495)	(8)%

Applications	$15,724	$17,764	$(2,040)	(11)%

IRLCs expected to close	$7,555	$7,626	$(71)	(1)%

	Three Months
	Ended March 31,
	2009	2008	Change	% Change
	(In millions)
Mortgage fees	$61	$55	$6	11%

Gain on mortgage loans, net	188	72	116	161%

Mortgage interest income	22	25	(3)	(12)%
Mortgage interest expense	(24)	(26)	2	8%

Mortgage net finance expense	(2)	(1)	(1)	(100)%
Other income	1	—	1	n/m (1)

Net revenues	248	126	122	97%

Salaries and related expenses	79	78	1	1%
Occupancy and other office expenses	8	11	(3)	(27)%
Other depreciation and amortization	3	4	(1)	(25)%
Other operating expenses	42	39	3	8%

Total expenses	132	132	—	—

Income (loss) before income taxes	116	(6)	122	n/m (1)
Less: net income (loss) attributable to noncontrolling interest	3	4	(1)	(25)%

Segment profit (loss)	$113	$(10)	$123	n/m (1)

(1)	n/m — Not meaningful.

PHH CORPORATION AND SUBSIDIARIES
MORTGAGE SERVICING SEGMENT RESULTS
FIRST QUARTER 2009 VS. FIRST QUARTER 2008
(Unaudited)

	Three Months
	Ended March 31,
	2009	2008	Change	% Change
	(In millions)
Average loan servicing portfolio(1)	$149,279	$160,051	$(10,772)	(7)%

	Three Months
	Ended March 31,
	2009	2008	Change	% Change
	(In millions)
Mortgage interest income	$3	$28	$(25)	(89)%
Mortgage interest expense	(12)	(18)	6	33%

Mortgage net finance (expense) income	(9)	10	(19)	n/m (2)

Loan servicing income	100	112	(12)	(11)%

Change in fair value of mortgage servicing rights	(163)	(136)	(27)	(20)%
Net derivative gain related to mortgage servicing rights	—	26	(26)	(100)%

Valuation adjustments related to mortgage servicing rights	(163)	(110)	(53)	(48)%

Net loan servicing (loss) income	(63)	2	(65)	n/m (2)

Other (expense) income	(2)	7	(9)	n/m (2)

Net revenues	(74)	19	(93)	n/m (2)

Salaries and related expenses	10	8	2	25%
Occupancy and other office expenses	3	3	—	—
Other operating expenses	31	24	7	29%

Total expenses	44	35	9	26%

Segment loss	$(118)	$(16)	$(102)	(638)%

(1)	Our average loan servicing portfolio for the first quarter of 2008 includes $18.6 billion of the underlying unpaid principal balance of the underlying mortgage loans for which the associated MSRs were sold during the year ended December 31, 2007. We subserviced these loans until the MSRs were transferred from our systems to the purchasers systems during the second quarter of 2008.

(2)	n/m — Not meaningful.

PHH CORPORATION AND SUBSIDIARIES
FLEET MANAGEMENT SERVICES SEGMENT RESULTS
FIRST QUARTER 2009 VS. FIRST QUARTER 2008
(Unaudited)

	Average for the
	Three Months
	Ended March 31,
	2009	2008	Change	% Change
	(In thousands of units)
Leased vehicles	327	340	(13)	(4)%
Maintenance service cards	282	308	(26)	(8)%
Fuel cards	286	310	(24)	(8)%
Accident management vehicles	319	327	(8)	(2)%

	Three Months
	Ended March 31,
	2009	2008	Change	% Change
	(In millions)
Fleet management fees	$37	$42	$(5)	(12)%
Fleet lease income	364	384	(20)	(5)%
Other income	13	22	(9)	(41)%

Net revenues	414	448	(34)	(8)%

Salaries and related expenses	22	27	(5)	(19)%
Occupancy and other office expenses	4	5	(1)	(20)%
Depreciation on operating leases	325	322	3	1%
Fleet interest expense	32	45	(13)	(29)%
Other depreciation and amortization	3	3	—	—
Other operating expenses	21	22	(1)	(5)%

Total expenses	407	424	(17)	(4)%

Segment profit	$7	$24	$(17)	(71)%

PHH CORPORATION AND SUBSIDIARIES
COMPONENTS OF MORTGAGE LOANS HELD FOR SALE
(Unaudited)

	March 31,	December 31,
	2009	2008
	(In millions)
First mortgages:
Conforming(1)	$1,834	$827
Non-conforming	17	38
Alt-A(2)	2	2
Construction loans	30	35

Total first mortgages	1,883	902

Second lien	32	37
Scratch and Dent(3)	45	66
Other	1	1

Total	$1,961	$1,006

(1)	Represents mortgages that conform to the standards of the Federal National Mortgage Association, the Federal Home Loan Mortgage Association or the Government National Mortgage Association.

(2)	Represents mortgages that are made to borrowers with prime credit histories, but do not meet the documentation requirements of a conforming loan.

(3)	Represents mortgages with origination flaws or performance issues.

PHH CORPORATION AND SUBSIDIARIES
COMPONENTS OF GAIN ON MORTGAGE LOANS, NET
(Unaudited)

	Three Months Ended
	March 31,
	2009(1)	2008(2)	Change	% Change
	(In millions)
Gain on loans	$199	$110	$89	81%
Change in fair value of mortgage loans held for sale and related derivatives:
Decline in valuation of ARMs	—	(19)	19	100%
Decline in valuation of Scratch and Dent loans	(3)	(16)	13	81%
Decline in valuation of second-lien loans	(3)	—	(3)	n/m (3)
Decline in valuation of construction loans	(4)	—	(4)	n/m (3)
Decline in valuation of jumbo loans	—	(7)	7	100%
Other economic hedge results	(1)	(26)	25	96%

Total change in fair value of mortgage loans held for sale and related derivatives	(11)	(68)	57	84%

Benefit of transition provision of SAB 109	—	30	(30)	n/m (3)

Gain on mortgage loans, net	$188	$72	$116	161%

(1)	The unfavorable valuation adjustments for construction, Scratch and Dent and second-lien loans during the first quarter of 2009 were primarily due to decreases in the collateral values and credit performance of these loans.

(2)	The unfavorable valuation adjustments for adjustable rate mortgages, Scratch and Dent and jumbo loans during the first quarter of 2008 were primarily due to the lack of liquidity and lower valuations in the secondary market for these types of loans.

(3)	n/m — Not meaningful.

PHH CORPORATION AND SUBSIDIARIES
MORTGAGE LOAN SERVICING PORTFOLIO
(Unaudited)
Portfolio Activity

	Three Months
	Ended March 31,
	2009	2008
	(In millions)
Balance, beginning of period	$149,750	$159,183
Additions	7,548	8,427
Payoffs and curtailments	(8,115)	(6,374)

Balance, end of period (1)	$149,183	$161,236

Portfolio Composition

	March 31,
	2009	2008
	(In millions)
Owned servicing portfolio	$129,587	$131,739
Subserviced portfolio (1)	19,596	29,497

Total servicing portfolio	$149,183	$161,236

Fixed rate	$96,008	$106,764
Adjustable rate	53,175	54,472

Total servicing portfolio	$149,183	$161,236

Conventional loans	$131,299	$148,209
Government loans	11,103	8,710
Home equity lines of credit	6,781	4,317

Total servicing portfolio	$149,183	$161,236

Weighted-average interest rate	5.6%	5.9%

Portfolio Delinquency (2)

	March 31,				December 31,
	2009		2008		2008
	Number	Unpaid	Number	Unpaid	Number	Unpaid
	of Loans	Balance	of Loans	Balance	of Loans	Balance

30 days	2.24%	2.04%	1.78%	1.57%	2.61%	2.31%
60 days	0.57%	0.57%	0.42%	0.39%	0.67%	0.62%
90 or more days	0.77%	0.83%	0.38%	0.32%	0.75%	0.74%

Total delinquency	3.58%	3.44%	2.58%	2.28%	4.03%	3.67%

Foreclosure/real estate owned/bankruptcies	2.26%	2.27%	1.26%	1.16%	1.90%	1.83%

(1)	Our loan servicing portfolio balance as of March 31, 2008 includes $18.6 billion of the underlying unpaid principal balance of the underlying mortgage loans for which the associated MSRs were sold during the year ended December 31, 2007. We subserviced these loans until the MSRs were transferred from our systems to the purchasers systems during the second quarter of 2008.

(2)	Represents the loan servicing portfolio delinquencies as a percentage of the total number of loans and the total unpaid balance of the portfolio.

PHH CORPORATION AND SUBSIDIARIES
CHANGE IN FAIR VALUE OF MSRs AND NET LOSS ON MSRs RISK MANAGEMENT ACTIVITIES
(Unaudited)

	Three Months
	Ended	March 31,
	2009	2008	Change	% Change
	(In millions)
Realization of expected cash flows	$(92)	$(60)	$(32)	(53)%
Changes in market inputs or assumptions used in the valuation model	(71)	(76)	5	7%

Change in fair value of mortgage servicing rights	$(163)	$(136)	$(27)	(20)%

	Three Months
	Ended March 31,
	2009	2008
	(In millions)
Change in fair value of mortgage servicing rights due to changes in market inputs or assumptions used in the valuation model	$(71)	$(76)
Net derivative gain related to mortgage servicing rights	—	26

Net loss on MSRs risk management activities	$(71)	$(50)

PHH CORPORATION AND SUBSIDIARIES
NET INVESTMENT IN FLEET LEASES DETAIL

	March 31,
		December 31,
	2009	2008
Vehicles under open-end leases	94%	94%
Vehicles under closed-end leases	6%	6%
Vehicles under variable-rate leases	73%	73%
Vehicles under fixed-rate leases	27%	27%
Our Fleet Management Services segment’s historical net credit losses as a percentage of Net investment in fleet leases has averaged 2 basis points, and did not exceed 7 basis points, over the last ten fiscal years. During the three months ended March 31, 2009, net credit losses as a percentage of Net investment in fleet leases were less than 1 basis point.

PHH CORPORATION AND SUBSIDIARIES
AVAILABLE FUNDING UNDER ASSET-BACKED DEBT
ARRANGEMENTS AND UNSECURED COMMITTED CREDIT FACILITIES
(Unaudited)
     As of March 31, 2009, available funding under our asset-backed debt arrangements and unsecured committed credit facilities consisted of:

		Utilized	Available
	Capacity(1)	Capacity	Capacity
		(In millions)
Asset-Backed Funding Arrangements
Vehicle management(2)	$3,330	$3,330	$—
Mortgage warehouse	2,624	1,585	1,039
Unsecured Committed Credit Facilities (3)	1,303	968	335

(1)	Capacity is dependent upon maintaining compliance with, or obtaining waivers of, the terms, conditions and covenants of the respective agreements. With respect to asset-backed funding arrangements, capacity may be further limited by the availability of asset eligibility requirements under the respective agreements.

(2)	On February 27, 2009 and March 30, 2009, the amortization period of the Series 2006-2 and Series 2006-1 notes, respectively, began, during which time we will be unable to borrow additional amounts under these notes. The capacity of the Series 2006-2 and Series 2006-1 notes was $1.0 billion and $2.3 billion, respectively, as of March 31, 2009.

(3)	Utilized capacity reflects $14 million of letters of credit issued under the Amended Credit Facility.

PHH CORPORATION AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES RECONCILIATION
Non-GAAP operating profit is a financial measure that is not in accordance with generally accepted accounting principles in the United States (“GAAP”). As non-GAAP operating profit is an incomplete measure of the Company’s financial performance and involves differences from segment profit computed in accordance with GAAP, non-GAAP operating profit should be considered as supplementary to, and not as a substitute for, segment profit computed in accordance with GAAP as a measure of the Company’s financial performance. The Company believes that non-GAAP operating profit is useful to investors because it provides a means by which investors can evaluate the Company’s underlying core operating performance, exclusive of credit-related charges and certain fair value adjustments that investors may consider to be non-core in nature. The Company also believes that any meaningful analysis of the Company’s financial performance by investors requires an understanding of the factors that drive the Company’s underlying core operating performance as distinguished from the factors that are included in computing segment profit in accordance with GAAP and that may obscure such core operating performance over time.
Regulation G Reconciliation:

						First Quarter
	First Quarter 2009					2008
	Mortgage	Mortgage	Fleet
	Production	Servicing	Management		Total PHH	Total PHH
	Segment	Segment	Services Segment	Other	Corporation	Corporation
	(In millions, unaudited)
Segment profit (loss) — as reported	$113	$(118)	$7	$—	$2	$40
Reinsurance-related charges	—	14	—	—	14	7
Foreclosure-related charges	1	21	—	—	22	11

Segment profit (loss) before credit-related charges	114	(83)	7	—	38	58
Decline in valuation of certain MLHS (1)	10	—	—	—	10	42
Fair value adjustments related to MSRs(2)	—	71	—	—	71	50
Benefit of adopting fair value accounting pronouncements	—	—	—	—	—	(30)
Reverse termination fee, net of merger-related expenses	—	—	—	—	—	(42)

Non-GAAP operating profit (loss)	$124	$(12)	$7	$—	$119	$78

(1)	Represents the decline in the valuation of scratch and dent, second-lien and construction loans.

(2)	Represents the Change in fair value of mortgage servicing rights due to changes in market inputs and assumptions used in the valuation model.